UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 18, 2015

BOSTON OMAHA CORPORATION (formerly known as REO PLUS, INC.)
(Exact name of registrant as specified in its Charter)

Delaware	333-170054	27-0788438
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

(Address and telephone number of principal executive offices, including zip code)
c/o Boulderado Group, LLC 292 Newbury Street, Suite 333 Boston, Massachusetts 02115 857-342-3483
___________________________________
(Former name or address, if changed since last report)
REO Plus, Inc.
219 Newbury Street, Suite 333
Boston, Massachusetts  02199

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Registrant under any of the following provisions (see General Instruction A.2. below):

[ ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act   (17 CFR 240.14d-2(b))

[ ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                      DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

In connection with our conversion into a corporation organized under the laws of the State of Delaware, Adam K. Peterson, a principal of Magnolia Capital Fund, LP, one of our principal stockholders, has been elected as a member of the Board of Directors and as Executive Vice-President.   Each of Messrs. Rozek and Peterson shall serve as Co-Chairmen of the Board of Directors.    As previously disclosed in our Form 8-K as filed with the Commission on February 19, 2015, Magnolia Capital Fund, LP acquired a 50% interest in a certain promissory note issued by the Company to its former President and majority stockholder, Richard Church in the principal amount of $298,224.50 and a 50% interest in another promissory note issued by the Company to Mr. Church in the principal amount of $100,000.

ITEM 5.03                      AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGES IN FISCAL YEAR

On March 18, 2015, in order to change our state of incorporation to Delaware, we converted from a Texas corporation to a Delaware corporation.  This action was taken by means of an action by consent of stockholders owning approximately 95% of our issued and outstanding common stock.  Notice of the conversion, and of the rights of existing stockholders to certain appraisal rights, will be mailed by the Company’s transfer agent to all stockholders of record of our common stock as required by the laws of the State of Texas.  As part of the reincorporation, we changed the name of the corporation to “Boston Omaha Corporation.”  Our Certificate of Incorporation now reduces the number of authorized shares of common stock from 500,000,000 to 30,000,000 shares and reduces the number of “blank check” preferred shares available for future designation from 10,000,000 to 3,000,000 shares.  As part of our conversion to a Delaware corporation, we also adopted new bylaws.  Our Certificate of Incorporation and Bylaws as a Delaware corporation are attached as Exhibits 3.3 and 3.4 to this Form 8-K.

ITEM 9.01.                      FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit
Number	Exhibit Title

3.3	Certificate of Incorporation.
3.4	Bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON OMAHA CORPORATION
(Registrant)
By:  /s/ Alex B. Rozek
Alex B. Rozek, President
Date: March 19, 2015